Exibit 2.1

                            ASSET PURCHASE AGREEMENT

                           Dated as of April 18, 1997

                                  By and Among

                                 JOSTENS, INC.,

                                GOLD LANCE, INC.

                                       and

                           TOWN & COUNTRY CORPORATION



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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 18, 1997, is by and among Jostens, Inc., a Minnesota corporation (the "Purchaser"), Gold Lance, Inc., a Massachusetts corporation (the "Company"), and Town & Country Corporation, a Massachusetts corporation ("Parent").

         A. The parties hereto wish to provide for the terms and conditions upon which the Purchaser will acquire certain assets of the Company used in the manufacture and sale of school, mothers, recognition and other specialty rings to retail jewelers by the Company in accordance with historic practices (the "Business") and to assume only certain, limited liabilities associated with the Business.

         B. Because the Company is a wholly-owned subsidiary of Parent, Parent has an interest to induce Purchaser to enter into this Agreement by making to Purchaser the representations, warranties, covenants and agreements of Parent contained herein.

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                     SECTION
                              1. PURCHASE OF ASSETS

1.1. Assets to be Purchased. Upon the terms and subject to satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as are waived in accordance with the terms hereof), as of the First Closing Date the Company hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, certain of the assets used by the Company in the Business and as listed on Exhibit 1.1(a)(1) hereto (hereinafter sometimes collectively called the "Transferred Assets"), free and clear of any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record). Prior to the execution of this Agreement, the Company has delivered to Purchaser written confirmation from any and all holders of security interests and claims in the Transferred Assets that such security interests and claims will be released on or prior to the First Closing. It is expressly understood that certain of the Transferred Assets sold and transferred to Purchaser as of the First Closing Date may be left in the temporary possession of the Company for its use during the term of the Transition Agreement, a copy of which is attached as Exhibit 1.1. The Transferred Assets include, without limitation, the assets, rights, contracts and claims as of the First Closing Date and described in the following paragraphs:

          (a) to the extent transferable and including, without limitation, as listed on Exhibit 1.1(a), all rights and interests of the Company in and to (i) the "Gold Lance" name and all other trademarks, trade names and service marks and registrations and applications for such trademarks, trade names and service marks; (ii) copyrights, and registrations and applications for such copyrights; (iii) trade secrets, know-how, inventions,

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               research, development and manufacturing and other technical information, whether owned by the Company or licensed from third parties to the Company used, necessary or required for the Business, and (iv) the patents, patent applications, patent rights, inventions, know-how, trade secrets, technology, proprietary processes and formulae used, necessary or required for the Business (collectively, "Intellectual Property Rights");

          (b) to the extent transferable, all customer and vendor lists and contracts relating to the Business and all files and documents (including credit information) relating to such customers and vendors;

          (c) all tools, dies and samples (wherever located) used in the Business;

          (d) to the extent transferable, all rights of the Company under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors affecting the Transferred Assets;

          (e)  the machinery and equipment listed on Exhibit 1.1(e); and

          (f) all the assets, rights, contracts and claims in existence as of July 31, 1997 in all accounts receivable and all notes receivable from third parties (other than inter-company accounts between the Company and Parent) arising out of the operation of the Business by the Company through July 31, 1997, together with any unpaid interest accrued thereon and any security or collateral therefor, including recoverable deposits (the "Accounts Receivable"), such Accounts Receivable to be delivered to the Purchaser at the Second Closing.

1.2. Excluded Assets. Notwithstanding the foregoing, the Company is not selling, transferring, conveying, assigning or delivering to the Purchaser, and the Purchaser is not purchasing from the Company any of the other assets of the Company (the "Excluded Assets"), including without limitation:

          (a) title to, or the Company's leasehold interests in, or any other interests in any real property;

          (b) title to, or the Company's leasehold interests in, any furnishings, furniture, office supplies, vehicles, spare parts, machinery and equipment (except as listed on Exhibit 1.1(e));

          (c) title to, or the Company's leasehold interests in, any fixed assets;

          (d) any inventory, including without limitation, raw materials, work-in-process, finished goods and supplies;

          (e) computers and any software embodied in such computers and communication or data network systems and all other equipment used to provide support or administrative functions;

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          (f)  any of the Company's cash, marketable or other securities, commercial paper and cash equivalents or other investments, on hand or in bank accounts and all of the Company's bank accounts; and

          (g) all corporate, financial, tax and other records and the Company's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records that relate to the Company's corporate organization and stock capitalization.

1.3. Assumed Liabilities. The Purchaser agrees to assume only such liabilities of the Company (the "Assumed Liabilities") as of July 31, 1997 as set forth on an Exhibit 1.3(a) hereto (the "Liabilities Undertaking"). The Assumed Liabilities are specifically identified and relate only to such matters as customer orders, warranty obligations, return obligations and rebate obligations. Each of the Company and Parent expressly understands and agrees that except for the Assumed Liabilities as set forth on Exhibit 1.3(a), the Purchaser has not agreed to pay or assume, will not be required to assume and will have no liability or obligation, direct or indirect, absolute or contingent with respect to any liabilities of the Company, contingent or non-contingent, known or unknown, historical or current or future, which liabilities will remain the sole responsibility of, and will be satisfied by, the Company (the "Retained Liabilities"). Retained Liabilities specifically includes, without limitation, all liabilities with respect to employees of the Company, ERISA matters, and environmental matters, and all liabilities of the Company created or incurred during the term of the Transition Agreement (other than Assumed Liabilities created or incurred during such period); provided, however that any liabilities created for the Company during the term of the Transition Agreement arising or relating from the conduct or activities of the Purchaser will be Assumed Liabilities. The Company hereby conveys, transfers and assigns, and the Purchaser hereby accepts and assumes, as part of the Assumed Liabilities, those contracts, agreements and commitments listed on the Liabilities Undertaking to be assumed by the Purchaser (the "Assumed Contracts").

1.4. Purchase Price. The Purchaser hereby agrees to pay, as full payment for the Transferred Assets, in addition to the Liabilities Undertaking, the "Purchase Price", which shall consist of the following:

          (a) The One Million Dollars ($1,000,000) previously paid to the Company on April 3, 1997 as a nonrefundable deposit;

          (b) Seven Million Three Hundred Fifteen Thousand Dollars ($7,315,000) (the "First Closing Date Payment") as of the First Closing Date to the Company by federal wire transfer in immediately available funds to a bank account of the Company pursuant to written instructions of the Company previously given to the Purchaser;

          (c) Two Million Dollars ($2,000,000) as of the Second Closing Date (subject to the adjustments set forth in Section 1.5(a) and (b) hereto) (the "Second Closing Date Payment") to the Company;

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          (d)  Five Hundred Thousand Dollars ($500,000) on the Third Closing
               Date (subject to the adjustments set forth in Section 1.5(c) and (d) hereto) (the "Third Closing Date Payment"); and

          (e) a contingent payment (the "Contingent Payment") equal to One Hundred Ten and No/100 Dollars ($110) multiplied by the number equal to (i) the number of class rings shipped by the Purchaser to the customers of Gold Lance as of April 18, 1997 and as listed on Exhibit 1.4(e) during the period from June 1, 1997 through May 31, 1998 minus (ii) 97,500; provided, however, that such number is a positive number. The Contingent Payment, if any, shall be payable by federal wire transfer on or before June 30, 1998 in immediately available funds to a bank account of the Company pursuant to written instructions of the Company given to the Purchaser on or before June 25, 1998. The Contingent Payment shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000). No later than June 10, 1998, the Purchaser shall calculate the amount of the Contingent Payment pursuant to the formula in this Section 1.4(e) above and deliver to the Company a certificate signed by an officer of the Purchaser setting forth the computation of the Contingent Payment and the information used in making such computation. The Purchaser agrees to cooperate with the Company and make available to the Company such documents, books, records or information relating to the computation of the Contingent Payment as the Company may reasonably request. The Purchaser's computation of the Contingent Payment shall be conclusive and binding upon the parties hereto, unless, on or prior to June 25, 1998, the Company notifies the Purchaser in writing (the "Objection Notice") that the Company disagrees with the Purchaser's computation of the Contingent Payment. If the parties are unable between themselves to resolve their differences within ten (10) days of the Purchaser's receipt of the Objection Notice, the parties shall resolve their differences pursuant to Section 9.12 hereof.

1.5. The Second Closing Date Payment shall be adjusted based on the following:

          (a) In the event that the aggregate number of class rings shipped to customers by the Company during March, April May and June 1997 is less than 29,000, the Second Closing Date Payment shall be reduced by the amount of One Hundred Ten and No/100 Dollars ($110) multiplied by the difference between 31,000 and the number of class rings actually shipped to customers by the Company during that period. The Purchaser agrees that in the event that the number of class rings shipped to customers by the Company during March, April, May and June 1997 is greater than 33,000 the Second Closing Date Payment shall be increased by the amount of One Hundred Ten and No/100 Dollars ($110) multiplied by the difference between 31,000 and the number of class rings actually shipped to customers by the Company during that period.

          (b) In the event that prior to June 30, 1997, any customer of the Business which is listed on Exhibit 1.5(b), advises the Company that it intends to terminate or reduce its relationship with the Business due to poor service or quality by the Company, then the Second Closing Date Payment shall be reduced by the amount of One Hundred Ten and No/100 Dollars ($110) multiplied (i) by the number of class rings shipped to such customer during the period from June 1, 1996 through May 31, 1997 (in the event of the termination of the relationship) or (ii) by the number of class rings

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               shipped to such customer during the period from June 1, 1996 to
               May 31, 1997 multiplied by the percentage by which such customer has reduced its relationship with the Business (in the event of a reduction of the relationship).

          (c) The Company has budgeted for its fiscal year period ending July 31, 1997 to spend $230,000 during the period of March 1, 1997 through July 31, 1997 on samples and collateral and other marketing materials related to its post-July 31, 1997 business needs. The Company agrees not to make any such expenditure without specific approval by Purchaser. To the extent the Company generates an operating profit for the period March 1, 1997 through July 31, 1997, the Third Closing Date Payment shall be reduced by the amount of such operating profits up to but not to exceed $230,000. Operating profit for purposes of this Section shall be defined as the Company's earnings before interest and taxes, but shall not reflect severance costs, bonus payments, conversion costs with respect to information services, or consulting cost reimbursements or payments to William Carey.

          (d) The Company agrees that the Third Closing Date Payment shall be reduced by up to $300,000 for Purchaser's costs of converting the Company's order entry and data entry systems, and conversion of other information services, to the Purchaser's systems. Such costs shall include the allocable costs of Purchaser's personnel who work on such conversion, and the costs of any outside assistance engaged by the Purchaser. The Company agrees to cooperate with the Purchaser in its conversion efforts, provided, however, that "Purchaser's costs" as calculated above shall include any allocable incremental Company costs associated with Company personnel, which personnel the Company agrees to provide if available, as reasonably requested by Purchaser, to assist and facilitate such conversion.

1.6. Allocation of Purchase Price. The Purchase Price shall be allocated among the Transferred Assets as set forth in Exhibit 1.6 hereto (the "Allocation Schedule"). In preparing Exhibit 1.6, the parties hereto have negotiated in good faith the values of the Transferred Assets and the resulting allocation of the Purchase Price among the various Transferred Assets; it being understood and agreed that such determination shall be binding on the Purchaser and the Company only for the purposes of U.S. Federal, state and local taxation. The Company and the Purchaser shall file all Tax Returns and tax reports (including IRS Form 8594) in accordance with and based upon such allocation and shall take no position in any Tax Return, tax proceeding or tax audit which is inconsistent with such allocation.


                                     SECTION
                                 2. THE CLOSINGS


2.1. The Closing. The initial closing (the "First Closing") of this Agreement will take place on April 18, 1997, or such other date as agreed by the parties hereto (the "First Closing Date"). The First Closing will be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109 or such other place as the parties have agreed, at 2:00 p.m., Massachusetts time or such other time as the parties have agreed, at which time and place the documents and instruments necessary or appropriate to effect the transactions

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          contemplated herein will be exchanged by the parties. The second closing (the "Second Closing") shall occur on July 31, 1997 (the "Second Closing Date"), at which time the Second Closing Date Payment shall be made, subject to adjustment pursuant to Sections 1.5(a) and
          (b). The Third Closing Date Payment shall be made within five (5) business days after such date that the Company provides financial statements and information to the Purchaser (the "Third Closing Date") so they can mutually agree as to any adjustments that must be made pursuant to Sections 1.5(c) and (d). The Second Closing and the Third Closing shall be at the same place and time of day as the First Closing, or at such other place and time as the parties may agree.

2.2. Deliveries of the Company and Parent. The Company and Parent will deliver the following documents to the Purchaser:

          (a) at each Closing, such bills of sale, endorsements, assignments (together with necessary consents), and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the Purchaser and its counsel, to vest in the Purchaser valid legal title to the Transferred Assets being transferred at such Closing, including such releases and termination statements as may be necessary to transfer (or to confirm the transfer of) the Transferred Assets free and clear of all liens;

          (b) at the First Closing, duly executed and acknowledged certificates of amendment to the Company's articles of organization which are required to change the Company's corporate name so as to make the Company's present name available for use by the Purchaser;

          (c) at the First and Second Closings, the certificates required of the Company and Parent in accordance with Section 6.8 hereof;

          (d) at the First and Second Closings, an opinion of counsel for Company and Parent in form and substance reasonably satisfactory to the Purchaser and its counsel in accordance with Section 6.5 hereof;

          (e) at each Closing, any other documents reasonably requested by the Purchaser to confirm the accuracy of the representations and warranties and the performance of the agreements of the Company and Parent hereunder;

          (f) at the Second Closing, a certificate signed by an officer of the Company setting forth the adjustments to the Second Closing Date Payment and the information used in making such computation; and

          (g) at the Third Closing, a certificate signed by an officer of the Company certifying the financial information delivered to the Purchaser and setting forth the proposed adjustments to the Third Closing Date Payment and the information used in making such computation.

2.3. Deliveries of the Purchaser. The Purchaser will deliver the following documents to the Company and Parent:

          (a)  at the First Closing, the First Closing Date Payment;

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          (b)  at the Second Closing, the Second Closing Date Payment;

          (c)  at the Third Closing, the Third Closing Date Payment;

          (d) at the First and Second Closings, the certificate required of the Purchaser in accordance with Section 7.4 hereof;

          (e) at the First and Second Closings, an opinion of counsel of the Purchaser in form and substance reasonably satisfactory to the Company and Parent and their counsel in accordance with Section
               7.5 hereof;

          (f) at each Closing, any other documents reasonably requested by the Company and Parent to confirm the accuracy of the representations and warranties and the performance of the agreements of the Purchaser hereunder; and

          (g) at the Second Closing, an Assumption Agreement with respect to the Assumed Liabilities.

2.4. Effect of First Closing. The transfer of the Transferred Assets (except for the Accounts Receivable which will be transferred on the Second Closing Date) shall be deemed complete on the First Closing, and regardless of any thing that may happen subsequent thereto through the Third Closing Date, the Purchaser shall have no right to rescind or terminate this Agreement and shall have no claim to and shall not be entitled to any reimbursement with respect to any portion of the Purchase Price that Purchaser has previously paid to the Company; provided, however, that this Section 2.4 shall in no way prejudice (i) the Company's, the Parent's or the Purchaser's respective indemnification rights under Section 8 of this Agreement, (ii) the Company's and the Parent's rights to receive the balance of the Purchaser Price due under Section 1.4 of this Agreement or (iii) the parties' rights to adjust the Second Closing Date Payment or the Third Closing Date Payment pursuant to Section 1.5 of this Agreement.


                                     SECTION
                  3. REPRESENTATIONS OF THE COMPANY AND PARENT

         The Company and Parent, jointly and severally, hereby represent and warrant to the Purchaser as follows (as of the date hereof and as of both the First Closing and the Second Closing):

3.1. Disclosure Schedule. The disclosure schedule marked as Exhibit 3 hereto (the "Disclosure Schedule") is divided into sections which correspond to the subsections of this Section 3. The Disclosure
          Schedule is accurate and complete and the disclosures in any subsection thereof shall constitute disclosure for purposes of any other subsection and any other section or subsection of this Agreement or any exhibit to or other writing which is designated herein as being part of this Agreement. Prior to the Second Closing Date, the Company and Parent shall update the Disclosure Schedule to make it accurate as of that date.

3.2. Corporate Organization. Each of the Company and Parent is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation, has full

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          corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on its condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value, or its ability to enter into this Agreement and the Transition Agreement and to carry out the transactions contemplated herein and therein. The Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business, and all jurisdictions in which the Company is conducting business.

3.3. Capitalization. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and owned by Parent, free and clear of any proxy, limitation on voting, lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer or encumbrance of any nature whatsoever.

3.4. Authorization. Each of the Company and Parent has full corporate power and authority to enter into this Agreement and the Transition Agreement and to carry out the transactions contemplated herein and therein. The Parent, as sole shareholder of the Company, and the Board of Directors of each of the Company and Parent, have taken all action required by law, their articles or certificate of organization and bylaws and otherwise to authorize the execution, delivery and performance of this Agreement and the Transition Agreement and the consummation of the transactions contemplated herein and therein. This Agreement and the Transition Agreement have been duly and validly executed and delivered by each of the Company and Parent and no other corporate action is necessary. This Agreement and the Transition Agreement are valid and binding legal obligations of the Company and Parent, enforceable against each of the Company and Parent in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of applicability relating to or affecting creditors' rights and general principles of equity.

3.5. Non-Contravention. Except as set forth in the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transition Agreement and the consummation of the transactions contemplated herein and therein will not: (i) violate or be in conflict with any provision of the articles or certificate of organization or bylaws of the Company or Parent; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a material adverse effect on the business of Company or Parent and its subsidiaries taken as a whole, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or Parent is a party or by which the Company or Parent or any of their respective properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or (B) result in the creation or imposition

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          of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which the Company or Parent is a party or by which the Company or Parent or any of the Company's or Parent's assets or properties is or may be bound; or (iii) to the knowledge of the Company or Parent violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes separately referred to as an "Authority" and sometimes collectively as "Authorities") (sometimes hereinafter separately referred to as a "Law" and sometimes collectively as "Laws").

3.6. Consents and Approvals. Except as set forth in the Disclosure Schedule, with respect to the Company and Parent, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement and the Transition Agreement by the Company or Parent, the transfer of the Transferred Assets or the consummation by the Company or Parent of the transactions contemplated herein and therein.

3.7. Financial Statements. The Company has furnished to the Purchaser the balance sheets and statements of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) of the Company described on the Disclosure Schedule. The most recent balance sheet so described is referred to herein as the "Latest Balance Sheet." Except as disclosed in the Disclosure Schedule, the aforesaid financial statements (i) are in accordance with the books and records of the Company and have been prepared in conformity with generally accepted accounting principles consistently applied for all periods within the context of the Parent's consolidated financial statements, which includes the Company as a division, and (ii) fairly present the financial position of the Company as of the respective dates thereof, and the results of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) for the periods then ended, all in accordance with generally accepted accounting principles consistently applied for all periods within the context of the Parent's consolidated financial statements, which includes the Company as a division.

3.8. Absence of Certain Changes. Except as set forth in the Disclosure Schedule, and except for changes to the Company relating to the First Closing and as contemplated in the Transition Agreement, since the date of the Latest Balance Sheet, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, the Company has not, to its knowledge, subject to the aforesaid exceptions:

          (a) suffered any adverse change in its condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value or experienced any event or failed to take any action which reasonably could be expected to result in such an adverse change;

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          (b)   suffered any loss, damage, destruction or other casualty
                (whether or not covered by insurance) or suffered any loss of officers, employees, dealers, distributors, independent contractors, customers, or suppliers or other favorable business relationships;

          (c) acquired or disposed of any assets or properties other than in the ordinary course of business; and

          (d) agreed, whether in writing or otherwise, to take any action described in this Section 3.8.

3.9. The Transferred Assets. Except as set forth in the Disclosure Schedule, the Company has good title to all of the Transferred Assets, free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right-of-way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (herein called a "Lien"). The Company has full right and power to, and Parent is causing the Company to deliver to the Purchaser good title to, or in the case of any licensed Intellectual Property Rights, the right to use, all of the Transferred Assets, free and clear of any Lien. The Company and the Parent will take such action as may be necessary to assure that no lien attaches to any of the Transferred Assets temporarily left in the possession of the Company during the Transition Agreement.

3.10.     Accounts Receivables. Except as set forth on the Disclosure Schedule,
          (A) the Company has and will have good right, title and interest in and to all its Accounts Receivable reflected in the Latest Balance Sheet and those acquired and generated since the date of the Latest Balance Sheet (except for those paid or otherwise eliminated in the ordinary course of business since the date of the Latest Balance Sheet through the Second Closing Date); (B) none of such Accounts Receivable is or will be subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record); (C) except to the extent of applicable reserves shown in the Latest Balance Sheet, all of the Accounts Receivable owing to the Company constitute and will constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and to the Company's knowledge there are no claims, refusals to pay or other rights of set-off against any thereof; and (D) the aging schedule of the Accounts Receivable of the Company delivered to the Purchaser at the First Closing is complete and accurate and an updated aging schedule will be delivered at the Second Closing.

3.11. Intellectual Property Rights. The Company owns the Intellectual Property Rights as described on the Disclosure Schedule, and all such Intellectual Property Rights are included in the Transferred Assets. The Intellectual Property Rights used, necessary or required for the conduct of the Business of the Company as presently conducted do not and will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described on the Disclosure Schedule, (i) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (ii) the Company has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights; and (iii) none of the Intellectual Property Rights are owned by Parent or any person other than the Company.

3.12. Litigation. Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or businesses or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, which would affect the Transferred Assets or the ability of the Company to fulfill its obligations under the Transition Agreement, or which questions or challenges the validity of this Agreement and the Transition Agreement, or any action taken or to be taken by the parties hereto pursuant to this Agreement, or the Transition Agreement or in connection with the transactions contemplated herein or therein.

3.13. Assumed Contracts; No Default. True and complete copies (or summaries, in the case of oral orders) of all Assumed Contracts have been made available to the Purchaser for review, and as to any Assumed Contracts which arise between the date hereof and the Second Closing Date will be made available to Purchaser for review as soon as practicable. Except as set forth in the Disclosure Schedule, all such items are and will be valid and enforceable by and against the Company in accordance with their respective terms; the Company is not and will not be in material breach, violation or default, however defined, in the performance of any of its obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a material breach, violation or default thereunder or thereof; and, to the Company's knowledge, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

3.14. Orders, Commitments and Returns. Except as set forth in the Disclosure Schedule, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by the Company which will be assumed by the Purchaser as of the Second Closing Date as an Assumed Liability were or will have been made in bona fide transactions in the ordinary course of business.

3.15. Dealers , Suppliers and Customers. As of the First Closing, (i) all of the Company's relationships with those customers set forth on Exhibit 3.15(a) hereto are good commercial working relationships and none of such customers have given notice to the Company that they are dissatisfied with the quality of products or service provided by the Company, and (ii) no customer set forth on Exhibit 3.15(a) hereto has, to the knowledge of the Company or Parent, a plan or intention to cancel or otherwise terminate, materially and adversely to the Business, its relationship with the Company, or materially decrease its purchase of finished products from the Company. Except as set forth in the Disclosure Schedule (which, with respect to this Section 3.15, will have no exceptions on the First Closing Date and will be updated as of June 30, 1997 for the Second Closing), between the First Closing Date and June 30, 1997, the Company's customers set forth on
          Exhibit 3.15(a) hereto have not, and have not notified or advised the Company that they intend to, due to poor service or quality, (i) cancel or otherwise terminate their relationship with the Company,
          (ii) decrease their purchase of finished products from the Company in such a manner or to such an extent as to have a material adverse effect on the Business or (iii) to the knowledge of the Company, indicated that the quality of products or service provided by the
          Company has diminished. Except as set forth on the Disclosure
          Schedule, if any customer set forth on Exhibit 3.15(a) has terminated its relationship with the Company or materially decreased its purchase of finished products from the Company or notified the Company it intends to do so between the First Closing Date and June 30, 1997 in such a manner or to such an extent as to have a material adverse effect on that particular customer account, such termination or material decrease or notification was not caused by poor quality of products or service provided by the Company.

          The Purchaser acknowledges that (A) in the ordinary course of business in the Company's industry customers from time to time entertain or solicit and (B) as a result of the transactions contemplated by this Agreement or of changes that may be introduced by the Purchaser in the relationships acquired from the Company or of the manner in which the Purchaser intends to conduct the Business acquired from the Company, customers may entertain or solicit proposals from competing suppliers with respect to the products presently supplied by the Company. The Company and Parent shall confirm that the representations in this Section 3.15 are true and correct as of June 30, 1997 with respect to the immediately preceding twelve (12) months.

3.16. Permits and Other Operating Rights. Except as set forth in the Disclosure Schedule, no Consent of any Authority is required to permit the operation of the Business in the manner in which it presently is being operated, and all permits and other authorizations from all Authorities presently required necessary to permit the operation of the Business in the manner in which it is presently being conducted as identified on the Disclosure Schedule.

3.17. Assets of Business. The Transferred Assets, together with the Excluded Assets, constitute all of the assets held for use or used primarily in connection with the Business and are adequate to carry on the Business as presently conducted and as contemplated to be conducted by the Company under the Transition Agreement.

3.18. Accuracy of Information. The representations and warranties of the Company and Parent in this Agreement and the Disclosure Schedule, when taken together, do not contain any untrue statement of known material facts or, to the knowledge of the Company or Parent, any omission of a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. It is understood and acknowledged that the Purchaser (i) is a large established commercial enterprise operating in the same general industry (though not the same industry segment) as the Company and is advised by experienced counsel, and (ii) either alone or with its external advisors has such knowledge and experience in business and financial matters that it is capable to evaluate the merits and risks of an acquisition of the Business from the Company.

3.19. Brokers. Except as set forth in the Disclosure Schedule, neither the Company, Parent nor any of their directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company or Parent for any such fee or commission to be claimed by any person or entity.

                                     SECTION
               4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company and Parent as of the date hereof, and as of the First Closing Date and the Second Closing Date, as follows:

4.1. Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the law of the State of Minnesota.

4.2. Authorization. The Purchaser has full corporate power and authority to enter into this Agreement and the Transition Agreement and to carry out the transactions contemplated herein and therein. The Board of Directors of the Purchaser has taken all action required by law, its articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the Transition Agreement and the consummation of the transactions contemplated herein and therein. This Agreement and the Transition Agreement have been duly and validly executed and delivered by the Purchaser and no other corporate action is necessary. This Agreement is, and upon execution and delivery, the Transition Agreement will be, valid and binding legal obligations of the Purchaser enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of applicability relating to or affecting creditors' rights and general principles of equity.

4.3. Non-Contravention. The execution, delivery and performance of this Agreement and the Transition Agreement and the consummation of the transactions contemplated herein and therein will not: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of the Purchaser; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a material adverse effect on the business of the Purchaser and its subsidiaries taken as a whole,
          (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Purchaser or any subsidiary of the Purchaser is a party or by which they or any of their properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, upon any property or assets of the Purchaser or any subsidiary of the Purchaser under any debt, obligation, contract, agreement or commitment to which the Purchaser or any subsidiary of the Purchaser is a party or by which the Purchaser or any subsidiary of the Purchaser or any of their assets or properties is or may be bound; or (iii) to the knowledge of the Purchaser violate any Law.

4.4.      Consents and Approvals. Except for the Consents identified on Exhibit
          4.4 hereto, no Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by the Purchaser of this Agreement or the Transition Agreement or the consummation of the transactions contemplated herein or therein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of the Purchaser and its subsidiaries taken as a whole.

4.5. Accuracy of Information. No representation or warranty by the Purchaser in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which made, not misleading as of the date of the representation or warranty.

4.6. Brokers. Neither the Purchaser nor any of its directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Purchaser for any such fee or commission to be claimed by any person or entity.

4.7. Available Financing. Purchaser has available sufficient funds and/or credit availability to deliver the Purchase Price.


                                     SECTION
                                  5. COVENANTS

5.1. Confidentiality; Non-Compete. Each of the parties hereto agrees that the existing Confidentiality and Non-Compete Agreements, as attached hereto as Exhibit 5.1, shall continue in full force and effect. In addition, the Company and Parent agree that from the Second Closing Date until July 31, 2002, neither the Company nor Parent will, directly or indirectly, within the United States, either for their own benefit or for the benefit of any other person, firm or corporation whatsoever, (i) directly engage in any commercial activity related to the sale of class rings, (ii) in any way interfere or attempt to interfere with the Purchaser's relationships with any of its current or potential customers with respect to the sale of class rings, or
          (iii) employ or attempt to employ any of the Purchaser's then employees on behalf of any other entity competing with the Purchaser. The Company and Parent acknowledge that if either one of them breaches this covenant, the Purchaser will be irreparably and immeasurably injured. Therefore, the Company and Parent agree that in addition to any other remedies available to the Purchaser, the Purchaser may apply to a court of competent jurisdiction for a temporary and/or permanent injunction and that such court may grant such injunction to restrain and prohibit such breach by the Company and Parent.

5.2. Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein, and they respectively agree to exert their best efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

5.3. HSR Act. The Company, the Parent and the Purchaser have each made a good faith determination that (i) the total purchase price that is being paid to the Company and Parent in connection with this Agreement and the transactions contemplated hereby and thereby is less than $15,000,000 and (ii) the aggregate fair market value of the transactions contemplated by this Agreement is less than $15,000,000 to the Company and the Parent.. Accordingly, Purchaser has made a good faith determination that it is not necessary to file any documents and/or notifications in connection with the transactions contemplated hereby pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). It is expressly agreed by the parties hereto that in the event that the FTC or the Antitrust Division questions, investigates or challenges the transaction, the Purchaser shall respond as promptly as practicable to all inquiries from the FTC or the Antitrust Division in connection therewith, and the Company and Parent shall cooperate fully with the Purchaser in connection therewith. It is further expressly agreed by the parties hereto that the obligation to indemnify the Company and Parent under Section 8.2 of this Agreement includes any costs, expenses or claims by the FTC and the Antitrust Division against the Company and Parent arising, directly or indirectly, in connection with any such questioning, investigation or challenge to the transaction or the failure to file any documents and/or notifications under the HSR Act; provided, however, that such indemnity by the Purchaser shall not apply as to any questioning, investigation, challenge or claim against the Company or Parent or Purchaser with respect to any existing order of or agreement with the FTC or the Antitrust Division, and the Company and Parent shall indemnify the Purchaser under Section 8.3 of this Agreement for any costs, expenses or claims against Purchaser for any such questioning, investigation, challenge or claim.

5.4.      Further Assurances; Cooperation; Notification.

          (a) Each party hereto shall, before, at and after each Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

          (b) At all times from the date hereof until the Second Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Sections 6 and 7 hereof.

5.5. Public Announcements. Prior to the First Closing, none of the parties hereto shall make any public announcement with respect to the transactions contemplated herein and no party shall disclose the existence of this Agreement or the transactions contemplated hereby to any person except on a "need to know" basis or as required by law. After the First Closing, each of the parties may make a public announcement with respect to this Agreement and the transactions contemplated hereby, and each agrees to discuss with the other parties in good faith the proposed wording of any such announcement.

5.6.      Transactional Tax Undertakings.

          (a) The parties hereto shall cooperate to make any necessary filings with state and local taxing authorities and to furnish any required supplemental information to any state and local tax liabilities resulting from the consummation of the transactions contemplated herein.

          (b) In the event that any sales or use tax, or any tax in the nature of a sales or use tax, or any transactional tax is payable or assessed relative to the acquisition of Acquired Assets, the Purchaser shall pay all such taxes.

          (c) Any and all income, property and other taxes incurred or arising out of the operation of the Business by the Company under the Transition Agreement shall be the responsibility of the Company.

5.7. Bulk Transfers. The Company and Parent have requested that the Purchaser waive, and the Purchaser hereby agrees to waive, the requirements of the Uniform Commercial Code concerning bulk transfers, as in effect in the various states in which the Company has assets, including without limitation the requirement of notice to creditors of the Company. It is expressly agreed by the parties hereto that the obligation to indemnify the Purchaser under Section 8.3 includes any claims by creditors of the Company or Parent or by others against the Purchaser arising, directly or indirectly, in connection with such request and waiver.

5.8. Change of Name. Prior to the First Closing, or promptly thereafter as feasible, the Company shall take such action and make such filings as are necessary to change its name to a name not similar, in any way, to "Gold Lance." From and after the First Closing, the Company shall not use in any way the mark or name "Gold Lance," or any other marks or names which constitute Intellectual Property Rights, except as permitted by Section 7 under the Transition Agreement.


                                     SECTION
                  6. CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Purchaser to effect the transactions contemplated at a particular Closing shall be subject to the satisfaction at or prior to such Closing (or waiver by the Purchaser) of each of the following conditions:

6.1. Representations and Warranties True. The representations and warranties of the Company and Parent contained in this Agreement, including without limitation in the Disclosure Schedule (and as of the Second Closing Date, as updated at the Second Closing), shall be in all material respects true, complete and accurate as of the date when made and at and as of such Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at such Closing with respect to such date or period.

6.2. Performance. The Company and Parent shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement and the Transition Agreement to be performed or complied with by the Company and Parent on or prior to such Closing.

6.3.      Required Approvals and Consents.

          (a) All action required by law and otherwise to be taken by Parent, as the sole shareholder of the Company, and the Board of Directors of the Company and Parent to authorize the execution, delivery and performance of this Agreement and the Transition Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

          (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, and all Consents of from all persons and entities other than Authorities that are identified in the Disclosure Schedule shall have been delivered, made or obtained, and the Purchaser shall have received copies thereof.

6.4. No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a material adverse effect on the Transferred Assets, the Business, or the conduct of the Business by the Purchaser.

6.5. Opinion of Counsel. The Purchaser shall have received an opinion of counsel for the Company and Parent of Goodwin, Procter & Hoar LLP, dated the First or Second Closing Date, as appropriate, in form and substance reasonably satisfactory to the Purchaser and its counsel.

6.6. Legislation. No Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

6.7. Acceptance by Counsel to the Purchaser. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to counsel to the Purchaser.

6.8. Certificates. The Purchaser shall have received such certificates of the Company's and Parent's officers, in a form and substance reasonably satisfactory to the Purchaser, dated the First or Second Closing Date, as appropriate, to evidence compliance with the conditions set forth in this Section 6 and such other matters as may be reasonably requested by the Purchaser.

6.9. Transition Agreement. The Purchaser shall have received at the First Closing, from the Company and Parent, an executed Transition Agreement in the form of Exhibit 1.1 hereto (with only such changes as agreed to in writing by Purchaser).

6.10. Deliveries of the Company and Parent. The Company and Parent will have made or caused to be made to the Purchaser delivery of the items set forth in Section 2.2 hereof.

                                     SECTION
             7. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND PARENT

         Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and Parent to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to each Closing (or waiver by the Company or Parent) of each of the following conditions:

7.1. Representations and Warranties True. The representations and warranties of the Purchaser contained in this Agreement shall be in all material respects true, complete and accurate as of the date when made and at and as of such Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at such Closing with respect to such date or period.

7.2. Performance. The Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement and the Transition Agreement to be performed or complied with by the Purchaser at or prior to such Closing.

7.3. No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

7.4. Certificates. The Purchaser shall have furnished the Company and Parent with such certificates of the Purchaser's officers, in a form and substance reasonably acceptable to the Company and Parent, dated as of the First or Second Closing Date, as appropriate, to evidence compliance with the conditions set forth in this Section 7 and such other matters as may be reasonably requested by the Company or Parent.

7.5. Opinion of Counsel. The Purchaser shall have delivered to the Company an opinion of counsel to the Purchaser, dated the First or Second Closing Date, as appropriate, in form and substance reasonably satisfactory to the Company and Parent and their counsel.

7.6. Deliveries of the Purchaser. The Purchaser will have made or caused to be made to the Company and Parent delivery of the items set forth in
          Section 2.3 hereof.

7.7. Acceptance by Counsel. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Goodwin, Procter & Hoar, LLP, counsel to the Company and Parent.

                                     SECTION
                         8. SURVIVAL AND INDEMNIFICATION

8.1. Survival. All representations and warranties of the parties contained in this Agreement will survive the Second Closing Date for a period of one year, except that the representations and warranties set forth in Sections 3.4 and 4.2 shall survive without limitation as to time. The covenants and agreements contained herein and in the exhibits hereto will survive the Second Closing without limitation as to time unless the covenant or agreement specifies the term, in which case such covenant or agreement will survive until the expiration of such specified term and will thereupon expire. The respective expiration dates for the survival of the representations and warranties and the covenants shall be referred to herein as the relevant "Expiration Date."

8.2. Indemnification by the Purchaser. The Purchaser agrees to promptly indemnify, defend and hold the Company and Parent and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates harmless from and against:

          (a) any and all loss, liability or damage suffered or incurred by it arising out of or resulting from (i) any untrue representation of, or breach of warranty by the Purchaser in any part of this Agreement or the Transition Agreement or any exhibit hereto, notice of which is given to the Purchaser prior to the relevant Expiration Date; (ii) any nonfulfillment of any covenant, agreement or undertaking of the Purchaser in any part of this Agreement or the Transition Agreement, notice of which is given to the Purchaser prior to the relevant Expiration Date; (iii) any failure to pay and perform Assumed Liabilities; or (iv) any proceedings, claims, investigations or actions arising under any or all federal and/or state antitrust laws arising out of or relating to or based upon the entering into or performance of this Agreement or any of the transactions contemplated hereby; provided, however, that Purchaser shall not indemnify the Company or Parent with respect to any proceedings, claims, investigations or actions arising from or relating to any existing order of or agreement with the FTC or the Antitrust Division; and

          (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal and economic fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing the indemnification rights of the Company or Parent pursuant this Section 8.2.

8.3. Indemnification by the Company and Parent. The Company and Parent, jointly and severally, agree to promptly indemnify, defend and hold the Purchaser and its respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates harmless from and against:

          (a) any and all loss, liability or damage suffered or incurred by the Purchaser, whether or not involving a third-party claim, arising out of or resulting from (i) any untrue representation of, or breach of warranty by the Company or Parent in any part of this Agreement or any exhibit hereto, notice of which is given to the Company or Parent prior to the relevant Expiration Date; (ii) any nonfulfillment of any covenant, agreement or undertaking of the Company or Parent in any part of this Agreement or the Transition Agreement, notice of which is given to the Company or Parent prior to the relevant Expiration Date; (iii) the failure to (A) comply with the requirements of the Uniform Commercial Code concerning bulk transfers, as in effect in the various states in which the Company has assets, including, without limitation, the requirement of notice to creditors, except that any liability arising out of the Purchaser's failure to pay and perform the Assumed Liabilities will not give rise to any liability of the Company and Parent pursuant hereto; or (B) obtain any clearance certificate or similar document required by any taxing Authority in order to relieve the Purchaser of any obligation to withhold any portion of the Purchase Price or in order to avoid any successor liability for any taxes; or (iv) any proceedings, claims, investigations or actions arising from or relating to any existing order of or agreement with the FTC or the Antitrust Division or (v) any Retained Liabilities; provided, that the damages for any claim for a breach of Section 3.15 shall be calculated pursuant to the formula set forth in Section 1.5(b); and

          (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal and economic fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing the indemnification rights of the Purchaser pursuant to this Section 8.3.

               It is the intention of the parties that, to the extent the Purchaser has received the benefit of an adjustment to the Purchase Price, that there not be indemnification for the matter causing such Purchase Price adjustment.

          8.4. Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it shall deliver, within twenty
               (20) days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party shall file timely written notice of objection to any claim for indemnification, the validity and amount of such claim shall be determined by arbitration pursuant to Section 9.12 hereof. If timely notice of a claim is given by the Indemnified Party or if objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, shall have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof under this Agreement or any agreement or arrangement or contract to be entered into in connection herewith, including without limitation, any payments under the Escrow Agreement.

                                     SECTION
                           9. MISCELLANEOUS PROVISIONS

9.1. Expenses. Each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Transition Agreement and the consummation of the transactions contemplated hereby, and thereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein are consummated.

9.2. Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

9.3. Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

9.4. No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

9.5. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the third
          (3rd) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment; or (iv) on the date of delivery if sent by overnight delivery service:

                  If to the Company or Parent:

                  To:      Gold Lance, Inc.
                           c/o Town & Country Corporation
                           25 Union Street
                           Chelsea, MA 02150
                           Attention:  William Schawbel, Co-Chairman and
                                       Acting Chief Executive Officer
                           Fax:  (617) 889-6707

                           With a copy to:
                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston,  MA 02109
                           Attention:  Kevin M. Dennis, Esq.
                           Fax:  (617) 523-1231

         or to such other person or address as the Company or Parent shall furnish to the other parties hereto in writing in accordance with this subsection.

                  If to the Purchaser:

                  To:      Jostens, Inc.
                           5501 Norman Center Drive
                           Minneapolis, MN 55437
                           Attention:  Orville E. Fisher, Jr.
                           Fax:  (612) 830-3293

                  With a copy to:

                           Jostens, Inc.
                           5501 Norman Center Drive
                           Minneapolis, MN 55437
                           Attention:  Legal Department
                           Fax:  (612) 830-3380

         or to such other person or address as the Purchaser shall furnish to the other parties hereto in writing in accordance with this subsection.

9.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that the Purchaser may assign this Agreement, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, subsidiary of the Purchaser, if the Purchaser remains bound hereby.

9.7. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Minnesota (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

9.8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9. Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

9.10. Entire Agreement. The Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or "the Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement shall be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision shall become invalid or unenforceable under applicable Law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

9.11. Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in Sections 5.1 and 5.2 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of Sections 5.1 and
          5.2 hereof or the continuation of any such breach without the necessity or proving actual damages and may seek to specifically enforce the terms thereof.

9.12. Arbitration. With the sole exception of the injunctive relief contemplated by Section 9.11 above, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in Minneapolis, Minnesota by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Minnesota for this purpose.

9.13. List of Defined Terms. Reference is made to Exhibit 9.13 for a listing and location of terms defined in this Agreement.

         ACCORDINGLY, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  JOSTENS, INC.

                                        /s/ Orville E. Fisher, Jr.
                                  By:  __________________________________

                                        Senior Vice President
                                  Its: __________________________________


                                  GOLD LANCE, INC.


                                       /s/ Billy D. Starnes, Jr.
                                  By:  __________________________________

                                       President
                                  Its: __________________________________


                                  TOWN & COUNTRY CORPORATION


                                       /s/ Francis X. Correra
                                  By:  __________________________________

                                       Senior Vice President
                                  Its: __________________________________

                                                                    Exhibit 9.13
                              LIST OF DEFINED TERMS

                                                                      Term Page
                                                                      ---------

Accounts Receivable.......................................................2
Agreement.................................................................1
Allocation Schedule.......................................................5
Antitrust Division.......................................................15
Assumed Contracts.........................................................3
Assumed Liabilities.......................................................3
Authorities...............................................................9
Authority.................................................................9

Business..................................................................1

Company...................................................................1
Consent...................................................................9
Consents..................................................................9
Contingent Payment........................................................4

Disclosure Schedule.......................................................7

Excluded Assets...........................................................2
Expiration Date..........................................................19

First Closing.............................................................5
First Closing Date........................................................5
First Closing Date Payment................................................3
FTC......................................................................15

HSR Act..................................................................15

Indemnified Party........................................................20
Indemnifying Party.......................................................20
Intellectual Property Rights..............................................2

Latest Balance Sheet......................................................9
Law.......................................................................9
Laws......................................................................9
Liabilities Undertaking...................................................3
Lien.....................................................................10

Objection Notice..........................................................4

Parent....................................................................1
Purchase Price............................................................3
Purchaser.................................................................1

Retained Liabilities......................................................3

Second Closing............................................................6

Second Closing Date.......................................................6
Second Closing Date Payment...............................................3

Third Closing Date........................................................6
Third Closing Date Payment................................................4
Transferred Assets........................................................1

                                       2